UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2006
Aspect Medical Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24663	04-2985553

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Needham Street Newton, Massachusetts	02464-1505

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 559-7000

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
SIGNATURE
EXHIBIT INDEX
EX-10.1 Form of Restricted Stock Agreement

Item 1.01 Entry into Material Definitive Agreement
     Base Salaries of Named Executive Officers
     On February 14, 2006, the Board of Directors of Aspect Medical Systems, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board of Directors, approved the 2006 base salaries for the Company’s executive officers. The following schedule sets forth the 2006 annual base salaries for each of the Company’s named executive officers:

Name	Principal Position	Base Salary
Nassib G. Chamoun	Chief Executive Officer and President	$270,400

Boudewijn L.P.M. Bollen	President of International Operations	$368,160	(1)

Scott Kelley	Vice President and Medical Director	$221,728

Michael Falvey	Chief Financial Officer	$220,000

(1)	Mr. Bollen’s salary is based on €312,000 using a 1.18 exchange rate.
     2006 Bonus Plan
     On February 14, 2006, the Company’s Board of Directors adopted the 2006 Annual Incentive Plan (the “2006 Bonus Plan”) for its employees, including its executive officers (collectively, the “Executives”). The 2006 Bonus Plan provides for a one-time cash bonus payable during the first quarter of 2007, the amount of such bonus to be determined based upon the achievement of certain pre-determined corporate and individual performance objectives established by the Company’s Board of Directors, including (i) corporate revenue and profit targets, which account for up to 80% of the bonus amount, and (ii) the achievement of personal performance goals, such as demonstrating effective leadership, successfully completing difficult assignments, demonstrating integrity, teamwork, excellence and accountability, and the achievement of personal objectives that are aligned with each Executive’s individual area of responsibility, which account for up to 20% of the bonus amount. In addition, the portion of each individual Executive bonus that is tied to corporate revenue and profits is calculated by a formula that weighs the degree of the Company’s achievement of the financial goals against the targets that are established for the year. Depending on the Executive’s job function, the target bonus that an Executive is eligible to receive under the 2006 Bonus Plan ranges between 45% and 82% of his or her then annual salary when 100% of the corporate plan for both revenue and profit targets is achieved. The maximum bonus that any Executive can receive is equal to two times his or her target if the Company achieves 148% of the profit target for the year.

     Director Compensation
     On February 14, 2006, the Company’s Board of Directors, upon the recommendation of the Compensation Committee of the Board of Directors, approved a compensation package for the members of the Board of Directors for 2006. The following schedule sets forth the 2006 cash compensation for the members of the Board of Directors:
•	$10,000 annual retainer,

•	$6,000 annual retainer for service as Lead Director,

•	$8,000 annual retainer for service as chair of the Audit Committee,

•	$4,000 annual retainer for service as chair of the Compensation Committee,

•	$4,000 annual retainer for service as chair of the Corporate Governance and Nominating Committee,

•	$1,500 for each board meeting attended in person,

•	$500 for each board meeting attended by telephone,

•	$1,000 for each meeting of the Audit Committee, Compensation Committee or Corporate Governance and Nominating Committee attended in person, and

•	$500 for each meeting of the Audit Committee, Compensation Committee or Corporate Governance and Nominating Committee attended by telephone.
     In addition, at the same meeting, the Board of Directors approved an equity compensation package for the members of the Board of Directors. In accordance with the terms of the Company’s Amended and Restated 1998 Director Equity Incentive Plan, each non-employee director, on the date of his or her election to the Board of Directors, is eligible to receive (i) a non-statutory stock option to purchase 8,000 shares of common stock (the “Initial Option”) and (ii) a restricted stock award to purchase 3,000 shares of common stock (the “Initial Restricted Stock Award”). Shares of common stock subject to the Initial Option are exercisable as to 50% of the shares underlying such Initial Option immediately upon such director’s election and the remainder are exercisable in equal annual installments on each of the first, second and third anniversaries of the date of grant, provided that the holder of the Initial Option continues to serve as a director on each such anniversary of the grant date. The restrictions applicable to the shares of common stock subject to the Initial Restricted Stock Award lapse as to one-third of the shares on each of the first, second and third anniversaries of the date of grant, provided that the holder of the Initial Restricted Stock Award continues to serve as a director on each such anniversary of the grant date.
     In accordance with the terms of the Amended and Restated 1998 Director Equity Incentive Plan, each non-employee director serving as a director on the date of the Company’s Annual Meeting of Stockholders (provided that such director has served as a director for at least six months prior to such Annual Meeting of Stockholders), is eligible to receive (i) a non-statutory stock option to purchase 3,000 shares of common stock (the “Annual Option,” and, together with an Initial Option, a “Director Option”) and (ii) a restricted stock award to purchase 2,000 shares of common stock (the “Annual Restricted Stock Award,” and, together with an Initial Restricted Stock Award, a “Director Restricted Stock Award”). Shares of common stock subject to the Annual Option are exercisable in equal annual installments on each of the first, second and third anniversaries of the date of grant, provided that the holder of the Annual Option continues to serve as a director on each such anniversary of the grant date. The restrictions applicable to the shares of common stock subject to the Annual Restricted Stock Award lapse as to one-third of the shares on each of the first, second and third anniversaries of the date of grant, provided that the holder of the Annual Restricted Stock Award continues to serve as a director on each such anniversary of the grant date.
     Each Director Option shall have an exercise price equal to the fair market value of the Company’s common stock on the date of grant, and each Director Restricted Stock Award shall have no purchase price.
     Restricted Stock Awards
     On February 14, 2006, the Company adopted a form of restricted stock agreement pursuant to which restricted stock awards to purchase shares of common stock will be made to non-employee directors under the Company’s Amended and Restated 1998 Director Equity Incentive Plan. A copy of such form of restricted stock agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT MEDICAL SYSTEMS, INC.
Date: February 21, 2006	By:	/s/ Michael Falvey
Michael Falvey
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Form of Restricted Stock Agreement issued under the Amended and Restated 1998 Director Equity Incentive Plan